                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                       BORON, LEPORE & ASSOCIATES, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                       BORON, LEPORE & ASSOCIATES, INC.
              -------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

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        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                       BORON, LEPORE & ASSOCIATES, INC.
                             17-17 ROUTE 208 NORTH
                         FAIR LAWN, NEW JERSEY, 07410

                                                                    May 4, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Boron, LePore & Associates, Inc. (the "Annual Meeting") to be held on Thursday, June 4, 1998, at 8:30 a.m, local time, at the Sheraton Crossroads, Mahwah, New Jersey.

  The Annual Meeting has been called for the purpose of (i) electing two Class I Directors for three-year terms; (ii) to consider and vote upon a proposal to approve an amendment to the Company's Amended and Restated 1996 Stock Option and Grant Plan, (the "Plan") to increase the base number of shares of Common Stock reserved for issuance under the Plan by 1,000,000 shares; and (iii) considering and voting upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 15, 1998 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors of the Company recommends that you vote "FOR" the election of the nominees of the Board of Directors as Directors of the Company and "FOR" the amendment to the Plan.

  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                          Sincerely,

                                          Patrick G. LePore
                                          Chief Executive Officer, President
                                           and Chairman

                       BORON, LEPORE & ASSOCIATES, INC.
                             17-17 ROUTE 208 NORTH
                         FAIR LAWN, NEW JERSEY, 07410
                                (201) 791-7272

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON THURSDAY, JUNE 4, 1998

  Notice Is Hereby Given that the Annual Meeting of Stockholders of Boron, LePore & Associates, Inc. (the "Company") will be held on Thursday, June 4, 1998, at 8:30 a.m., local time, at the Sheraton Crossroads, Mahwah, New Jersey (the "Annual Meeting"), for the purpose of considering and voting upon:

  1.  The election of two Class I Directors for three-year terms;

  2. The amendment of the Company's 1996 Stock Option and Grant Plan; and

  3. Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

  The Board of Directors has fixed the close of business on April 15, 1998 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of Common Stock of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

  In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

                                          By Order of the Board of Directors

                                          Martin J. Veilleux
                                          Executive Vice President, Chief
                                           Financial Officer
                                          Secretary and Treasurer

Fair Lawn, New Jersey
May 4, 1998

  WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                       BORON, LEPORE & ASSOCIATES, INC.

                             17-17 ROUTE 208 NORTH

                         FAIR LAWN, NEW JERSEY, 07410

                                (201) 791-7272

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF STOCKHOLDERS

                     TO BE HELD ON THURSDAY, JUNE 4, 1998

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Boron, LePore & Associates, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 4, 1998 at 8:30 a.m., local time, at the Sheraton Crossroads, Mahwah, New Jersey, 07410 and any adjournments or postponements thereof (the "Annual Meeting").

  At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

    1. The election of two Class I Directors, each for a three-year term, with each such term to continue until the annual meeting of stockholders in 2001 and until such Director's successor is duly elected and qualified;

    2. The amendment of the Company's 1996 Stock Option and Grant Plan (the "Plan") to increase the number of shares of Common Stock reserved for issuance by 1,000,000 shares; and

    3. Such other business as may properly come before the meeting and any adjournments or postponements thereof.

  The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about May 4, 1998 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 15, 1998 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were approximately 10,887,413 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 52 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

  The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each of the nominees as Directors of the Company. With respect to Proposal 2, the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to vote is required to approve such proposal.

  Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from the nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes will also have no effect on the outcome of the election of the Directors. With respect to Proposal 2, abstentions and broker non-votes will have the effect of a vote against the Proposal.

  STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE. COMMON STOCK REPRESENTED BY PROPERLY EXECUTED PROXIES RECEIVED BY THE COMPANY AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED THEREIN. IF INSTRUCTIONS ARE NOT GIVEN THEREIN, PROPERLY EXECUTED PROXIES WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT AND "FOR" THE PROPOSED AMENDMENT TO THE PLAN. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN THE ELECTION OF DIRECTORS AND THE AMENDMENT TO THE PLAN WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

  Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

  The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1997 ("Fiscal 1997"), is being mailed to stockholders of the Company concurrently with this Proxy Statement. The Annual Report, however, is not a part of the proxy solicitation material.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The Board of Directors of the Company consists of seven members and is divided into three classes, with two Directors in Class I, three Directors in Class II and two Directors in Class III. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

  At the Annual Meeting, two Class I Directors will be elected to serve until the annual meeting of stockholders in 2001 and until the respective Directors' successor is duly elected and qualified. The Board of Directors has nominated Jacqueline C. Morby and John A. Staley, IV for re-election as the Class I Directors. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the re-election of Ms. Morby and Mr. Staley as Directors. The nominees have agreed to stand for re-election and to serve, if elected, as Directors. However, if the persons nominated by the Board of Directors fail to stand for election or are unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

VOTE REQUIRED FOR APPROVAL

  A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect the nominee as a Director of the Company.

  THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

                        INFORMATION REGARDING DIRECTORS

  The Board of Directors of the Company held six meetings during Fiscal 1997. During Fiscal 1997, each of the incumbent Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he or she was a member. The Board of Directors has established an Audit Committee (the "Audit Committee") and a Compensation Committee (the "Compensation Committee"). The Audit Committee recommends the firm to be appointed as independent accountants to audit financial statements and to perform services related to the audit, reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's annual operating results, considers the adequacy of the internal accounting procedures and considers the effect of such procedures on the accountants' independence. The Compensation Committee reviews and recommends the compensation arrangements for officers and other senior level employees, reviews general compensation levels for other employees as a group, determines the options or stock to be granted to eligible persons under the Plan and takes such other action as may be required in connection with the Company's compensation and incentive plans. The Audit Committee consists of Roger Boissonneault and Roger Kafker and held two meetings during 1997. The Compensation Committee consists of Jacqueline C. Morby and John A. Staley, IV and held six meetings during 1997.

  Non-employee directors other than Mr. Kafker and Ms. Morby (the "Independent Directors") receive a fee of $2,000 for each meeting of the Board of Directors and $1,000 for each committee meeting that they attend, and each director is reimbursed for travel and other expenses incurred in attending meetings. Each Independent Director acquired 6,666 shares of restricted Common Stock at the time he joined the Board.

  Set forth below is certain information regarding the Directors of the Company, including the Class I Directors who have been nominated for election at the Annual Meeting, based on information furnished by them to the Company.

                                                                        DIRECTOR
      NAME                                                          AGE  SINCE
      ----                                                          --- --------
   CLASS I--TERM EXPIRES 1998
   Jacqueline C. Morby*(2).........................................  60   1996
   John A. Staley, IV*(2)..........................................  54   1997
   CLASS II--TERM EXPIRES 1999
   Gregory F. Boron................................................  45   1996
   Roger B. Kafker(1)..............................................  36   1996
   Joseph E. Smith.................................................  59   1997
   CLASS III--TERM EXPIRES 2000
   Patrick G. LePore...............................................  43   1996
   Roger Boissonneault(1)..........................................  49   1997

--------
 *Nominee for re-election.
(1) Member of the Audit Committee.
(2)Member of the Compensation Committee.

  The principal occupation and business experience for at least the last five years for each Director of the Company is set forth below.

  Patrick G. LePore joined the Company in 1985 after six years at Hoffmann-La Roche, a pharmaceutical company, where he worked as a product manager from 1982 to 1983 and as a product director from 1983 to 1985. He became President and Chief Executive Officer of the Company in January 1992 and became Chairman of the Board in December 1996.

  Gregory F. Boron joined the Company in 1985 after leaving the U.S. Army as a Major. He served as Vice President and Chief Financial Officer from January 1991 to November 1993 and as Executive Vice President, Administration and Production from November 1993 to December 1996. Since December 1996, he has served as Chief Operating Officer and Executive Vice President--Administration of the Company.

  Roger Boissonneault has served as a director of the Company since April 1997 and is the President of Warner-Chilcott Laboratories, Inc., a pharmaceutical company. Before becoming President of Warner-Chilcott Laboratories, Inc. in April 1996, he was associated with Warner-Lambert Co., the former parent company of Warner Chilcott, since 1976, most recently as Vice President, Female Health Care from October 1991 to January 1994 and Vice President and General Manager from January 1994 to April 1996.

  Roger B. Kafker has served as a director of the Company since December 1996. He has been associated with TA Associates, Inc. or its predecessor since 1989 and became a Principal of that firm in 1994 and a Managing Director in 1995. Mr. Kafker is also a director of ANSYS, Inc., a computer software company, Monarch Dental Corporation, a manager of dental group practices, and Affiliated Managers Group, Inc., an investment management holding company.

  Jacqueline C. Morby has served as a director of the Company since December 1996. She has been Managing Director or a partner of TA Associates, Inc. or its predecessor since 1982. Ms. Morby is also a director of ANSYS, Inc., a computer software company, Ontrack Data International, Inc., a data recovery and software company, and Pacific Life Corp., a life insurance company.

  Joseph E. Smith served in various positions with Warner-Lambert Co., a pharmaceutical company, from March 1989 until his retirement in September 1997. He was a corporate vice president at Warner-Lambert and served as a member of the office of the Chairman and as a member of the firm's management committee. He also served as President, Pharmaceuticals (Parke-Davis) and President, Shaving Products (Schick and Wilkinson Sword). Mr. Smith is also a director of VIVUS, Inc., a pharmaceutical company and Penederm, Inc., a pharmaceutical company.

  John A. Staley, IV has served as a director of the Company since May 1997. Mr. Staley was Chief Executive Officer of Federated Research Corp., an investment management firm and a subsidiary of Federated Investors Inc. which is, in turn, a wholly owned subsidiary of Federated Investors, a Delaware business trust, from 1984 through November 1994 when he retired. Upon his retirement, Mr. Staley worked as a self-employed financial advisor from November 1994 to November 1996 and has been the Chief Executive Officer of Staley Capital Advisers, Inc., an investment advisory firm, from November 1996 to present. He is also a director of Robroy Industries, Inc., a manufacturer of conduit products.

                              EXECUTIVE OFFICERS

  The principal occupation and business experience for at least the last five years for each current executive officer is set forth below (except for Mr. LePore and Mr. Boron, each of whose business experience is discussed above).

          NAME           AGE                           POSITION
          ----           ---                           --------
Patrick G. LePore.......  43 Chairman of the Board, President and Chief Executive Officer
Gregory F. Boron........  45 Chief Operating Officer
Timothy J. McIntyre.....  42 Executive Vice President and President--Promotional
                             Conferencing Services Division
Brian J. Smith..........  42 Executive Vice President and President--BLP Sales Support
                             Division
Martin J. Veilleux......  36 Executive Vice President--Finance, Chief Financial Officer,
                             Secretary and Treasurer

--------
  Each of the officers holds his respective office until the regular annual meeting of the Board of Directors following the annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

  Timothy J. McIntyre joined the Company as Executive Vice President-- Corporate Development and became Executive Vice President of the Company and President--Promotional Conferencing Services Division in June 1997. Prior to joining the Company, he served as President and Chief Executive Officer of Managed Marketing LLC, a healthcare marketing intelligence company, from October 1995 until March 1997. From June 1991 until October 1995, he was President of Medical News Network, a subdivision of Whittle Communications LP, a marketing communications company, and from 1987 to 1991, he was Group President of VNU Group, a conglomerate of healthcare and consumer marketing intelligence companies.

  Brian J. Smith joined the Company as Executive Vice President and President--BLP Sales Support Division in August 1997. Prior to joining the Company, he served as Vice President of Sales and Marketing of Watson Laboratories, Inc., a pharmaceutical manufacturing company and a subsidiary of Watson Pharmaceuticals, Inc., from August 1995 until joining the Company and as Director of Marketing/Managed Care at Forest Laboratories, Inc., a pharmaceutical manufacturing company from August 1988 to July 1995.

  Martin J. Veilleux joined the Company as Controller in March 1997 and became Executive Vice President--Finance, Chief Financial Officer, Secretary and Treasurer in July 1997. Prior to joining the Company, he served in positions of increasing responsibility over a ten year period at Concurrent Computer Corporation, serving most recently as Director of Finance from November 1991 to September 1994 and as Corporate Controller until leaving Concurrent Computer in September 1996.

                            EXECUTIVE COMPENSATION

  The following sections of this Proxy Statement set forth and discuss the compensation paid or awarded during the last two years to the Company's Chief Executive Officer and the four most highly compensated executive officers at the end of Fiscal 1997 who earned in excess of $100,000 during 1997 plus one additional individual who would have been included in the four most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of Fiscal 1997 (collectively, the "Named Executive Officers").

SUMMARY COMPENSATION

  Summary Compensation. The following summary compensation table sets forth information concerning compensation for services rendered in all capacities awarded to, earned by or paid to the Named Executive Officers during each of the last two fiscal years.

                          SUMMARY COMPENSATION TABLE

                                                                   LONG-
                                                             TERM COMPENSATION
                                   ANNUAL COMPENSATION            AWARDS
                                   ------------------------  ----------------- ------------
                                                                SECURITIES      ALL OTHER
                                                                UNDERLYING     COMPENSATION
  NAME AND PRINCIPAL POSITION YEAR SALARY($)      BONUS($)   OPTIONS (SHARES)      ($)
  --------------------------- ---- ----------     ---------  ----------------- ------------
Patrick G. LePore.....        1997    315,000        45,000       100,000          73,167(1)(2)
Chairman, President           1996    421,226       998,700           --        1,769,301(3)(4)
and Chief Executive
 Officer
Gregory F. Boron......        1997    285,000           --            --           31,365(1)(2)
Chief Operating Offi-
 cer                          1996    392,886       897,200           --          719,263(3)(4)
Timothy J. McIn-
 tyre(5)..............        1997    113,462       100,000       249,999          86,970(1)(6)
Executive Vice Presi-
 dent                         1996        --            --            --              --
Brian Smith(7)........        1997     68,535       100,000       200,000           8,022(1)
Executive Vice Presi-         1996
 dent                                     --            --            --              --
Martin J.
 Veilleux(8)..........        1997    101,500        30,000        59,999           7,886(1)
Executive Vice Presi-         1996        --            --            --              --
 dent and
 Chief Financial Offi-
 cer
Christopher J. Swee-
 ney(9)...............        1997    207,419           --            --           34,301(1)(2)
Former Executive Vice
 President                    1996    325,884(10)   109,400           --        5,702,630(3)(11)

--------
 (1) Includes an auto allowance of $12,619 for Mr. LePore; $9,645 for Mr. Boron; $3,388 for Mr. McIntyre; $3,150 for Mr. Smith; $3,000 for Mr. Veilleux; and $10,800 for Mr. Sweeney; and insurance premiums paid by the Company of $17,461 on behalf of Mr. LePore; $14,339 on behalf of Mr. Boron; $8,582 paid on behalf of Mr. McIntyre; $4,872 paid on behalf of Mr. Smith; $4,886 paid on behalf of Mr. Veilleux; and $7,086 paid on behalf of Mr. Sweeney.
 (2) Includes club dues paid by the Company of $43,087 for Mr. LePore; $7,381 paid on behalf of Mr. Boron; and $16,415 paid on behalf of Mr. Sweeney.
 (3) Includes special bonuses, including a bonus paid as part of the Company's 1996 recapitalization transaction, totaling the following amounts: Mr. LePore $1,739,499, Mr. Boron $696,125, and Mr. Sweeney $5,694,230. See
     "Certain Transactions."
 (4) Includes premiums on life insurance paid by the Company of $29,802 on behalf of Mr. LePore and $23,138 paid on behalf of Mr. Boron.
 (5) Employment commenced in January 1997.
 (6) Includes a relocation bonus of $75,000.
 (7) Employment commenced in August 1997.
 (8) Employment commenced in March 1997.
 (9) Mr. Sweeney resigned in September 1997.
(10) Includes $150,884 Mr. Sweeney earned in sales salaries prior to becoming an executive officer in July 1996.
(11) Includes a car allowance of $8,400.

  Executive Bonus Plan. The Company recently adopted an executive bonus plan to provide incentive bonuses to executive officers of the Company for the attainment of financial and other objectives. Target awards are expressed as a percentage of the executive's base salary. Actual awards are based on the target award as adjusted for Company and individual performance. Company performance is measured by pre-established operating income goals of the Company and, for executives with divisional responsibility, operating income goals of the division for which such person had direct management responsibility. Individual performance is based on a subjective evaluation of the executive's personal performance. Of the award, two-thirds is based on Company performance and one-third is based on individual performance. Depending on actual Company and individual performance, the actual bonus may range from 0% to 200% of the individual's target bonus.

  Option Grants. The following table sets forth certain information concerning the grant of options to purchase Common Stock of the Company to the Named Executive Officers who received such grants during Fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED ANNUAL
                                                                           RATES OF STOCK PRICE
                                                                             APPRECIATION FOR
                                       INDIVIDUAL GRANTS                      OPTION TERM(1)
                         ------------------------------------------------ ------------------------
                         NUMBER OF       PERCENT
                         SECURITIES      OF TOTAL
                         UNDERLYING      OPTIONS     EXERCISE
                          OPTIONS        GRANTED      OR BASE
                          GRANTED      TO EMPLOYEES  PRICE PER EXPIRATION
   NAME                    (#)(2)     IN FISCAL YEAR  ($/SH)      DATE      5% ($)      10% ($)
   ----                  ----------   -------------- --------- ---------- ----------- ------------
Patrick G. LePore.......  100,000(3)       14.0%       22.00    11/10/07    1,383,600   3,506,200
Timothy J. McIntyre.....  199,999(4)       28.0%        9.45     6/30/07    1,188,594   3,011,985
                           50,000(5)        7.0%       22.00    11/10/07      691,750   1,753,100
Brian J. Smith..........  200,000(6)       28.0%       12.00     8/18/07    1,509,200   3,825,000
Martin J. Veilleux......   13,333(7)        1.9%        9.45     6/09/07       79,238     200,795
                           46,666(8)        6.5%       12.00     8/07/07      352,174     892,460

--------
(1) This column shows the hypothetical gain or option spreads of the options granted based on assumed annual compound stock appreciation rates of 5% and 10% over the full 10-year term of the options. The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the option or the sale of the underlying shares, or reflect non-transferability, vesting or termination provisions. The actual gains, if any, on the exercises of stock options will depend on the future performance of the Common Stock.
(2) All options are subject to the employee's continued employment and terminate ten years after the grant date. All options were granted at fair market value as determined by the Board of Directors/Compensation Committee of the Board of Directors.
(3) Such options become exercisable in four equal annual installments, commencing on November 10, 1998.
(4) Such options become exercisable on June 30, 2004, subject to earlier vesting based on achievement of specified performance objectives.
(5) Such options become exercisable in two equal annual installments, commencing on November 10, 1998.

(6) 66,666 options vest and become exercisable on September 29, 1998. The remaining 133,334 options vest in 5 equal annual installments beginning on August 18, 2000, subject to earlier vesting based on achievement of specified performance objectives.
(7) Such options become exercisable in four equal annual installments, commencing on June 9, 1998.
(8) Such options become exercisable in four equal annual installments, commencing on August 7, 1998.

  Option Exercises and Option Values. The following table sets forth information concerning the number and value of unexercised options to purchase Common Stock of the Company held by the Named Executive Officers who held such options at December 31, 1997. No Named Executive Officer of the Company exercised any options to purchase Common Stock during 1997.

                   AGGREGATED FISCAL YEAR-END OPTION VALUES

                              NUMBER OF SECURITIES               VALUE OF UNEXERCISED
                         UNDERLYING UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                            AT DECEMBER 31, 1997 (#)          AT DECEMBER 31, 1997 ($)(1)
                         ----------------------------------   -----------------------------
  NAME                    EXERCISABLE       UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
  ----                   --------------    ----------------   -------------  --------------
Patrick G. LePore.......              --              100,000            --          550,000
Timothy J. McIntyre.....           66,667             183,332      1,203,339       2,681,642
Brian J. Smith..........              --              200,000            --        3,100,000
Martin J. Veilleux......              --               59,999            --          963,984

--------
(1) Based on the last reported sale price on the Nasdaq National Market on December 31, 1997 ($27.50 per share) less the option exercise price.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

  The Company has entered into employment agreements with Mr. LePore & Mr. Boron. The terms of the agreements are substantially similar except with respect to minimum annual base salary ($350,000 for Mr. LePore and $285,000 for Mr. Boron). The agreements have initial employment terms ending on December 4, 1999 and automatically renew for one year periods thereafter. In the event of a termination of employment without cause or a material breach by the Company, the agreements provide for severance equal to the greater of the executive's unpaid compensation under the agreement through the end of the initial term or two year's average total compensation over the three most recently completed years. Upon termination by the Company of the executive's employment without cause or upon resignation by the executive for Good Reason (as defined) within twelve months following a change in control of the Company (as defined), the executive is entitled to receive severance equal to the greater of the executive's unpaid total compensation under the agreement up to a maximum of three year's total compensation or two year's average total compensation. As provided in the employment agreements, the executives have also entered into non-competition agreements with the Company pursuant to which they may not engage in certain competitive activities in the dental industry without the Company's consent prior to the later of June 30, 2001 or the date on which they stop receiving severance payments following the termination of employment for any reason.

  In June 1997, the Company entered into an Employment Agreement with Timothy
J. McIntyre. The agreement provides for (i) an annual base salary of $225,000,
(ii) an employment term ending on June 9, 1999 with potential one-year renewals thereafter, subject to earlier termination by either party, and (iii) the continuation of base salary and benefit payments until the later of June 9, 1999 or one year following termination of employment in the event the employee's employment is terminated by the Company without cause (as defined) or by Mr. McIntyre following a material default by the Company. Mr. McIntyre's agreement prohibits competition with the Company until June 9, 1999 or the first anniversary of the termination of his employment, if later.

  In August 1997, the Company entered into an Employment Agreement with Martin
J. Veilleux. The agreement provides for (i) an annual base salary of $160,000,
(ii) an initial employment term expiring on July 2, 1999 with one-year renewals thereafter, subject to earlier termination by either party and (iii) the continuation of base salary payments until the later of July 2, 1999 or one year following termination of employment in the event the employee's employment is terminated by the Company without cause (as defined) or by Mr. Veilleux following a material default by the Company. Mr. Veilleux's agreement prohibits competition with the Company until the first anniversary of the date of his termination of employment with the Company.

  In August 1997, the Company also entered into an Employment Agreement with Brian J. Smith. The agreement provides for (i) an annual base salary of $200,000, (ii) an employment term expiring on December 31, 1999 with potential one-year renewals thereafter, subject to earlier termination by either party and (iii) the continuation of base salary and benefit payments until the later of December 31, 1999 or 270 days following termination of employment in the event the employee's employment is terminated by the Company without cause (as defined) or by Mr. Smith following a material default by the Company. Mr. Smith's agreement prohibits competition with the Company until 270 days after the date of his termination of employment with the Company.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Compensation Committee is responsible for the oversight of all of the Company's compensation policies and practices including benefits and perquisites. Compensation is defined as base salary, all forms of variable pay and pay-for-performance, and stock options, restricted stock or any other plans directly or indirectly related to the Company's stock. Members of the Compensation Committee will be appointed from the Board of Directors annually at the first meeting of the Board following the annual meeting of stockholders. Not less than a majority of the Compensation Committee will consist of outside directors. It is also envisioned that the composition of the Compensation Committee will reflect the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 as in effect from time to time.

  Compensation Philosophy. The objective of the Company's Compensation Committee is to provide compensation that will attract and retain executives, motivate each executive toward the achievement of the Company's short and long-term financial goals and objectives and recognize individual contributions as well as overall business results. In order to achieve this objective, the primary focus of the Compensation Committee has been on the competitiveness of each of the key elements of executive compensation (base salary, bonus and stock option grants) and the compensation package as a whole. In general, the Compensation Committee believes that total compensation should reflect both the relative performance of the Company among its peer group as listed in the Peer Issuer Index and other public companies of similar size as well as the Company's performance as measured against its own financial objectives. The Company's objectives include quantitative factors that directly improve the Company's short-term financial performance and qualitative factors that strengthen the Company's ability to enhance profitable growth over the long-term, such as demonstrated leadership ability, management development, insuring compliance with laws, regulations and Company policies, and anticipating and responding to changing market and economic conditions.

  Compensation of the Chief Executive Officer. Mr. LePore's 1997 compensation was determined at the time of the Company's recapitalization transaction in December, 1996 when the Company entered into a three year employment agreement with him providing for an annual base salary of $315,000. Based upon the successful completion of the Company's initial public offering in September, 1997 resulting in proceeds to the Company of approximately $59,800,000 and the Company's strong operating performance in 1997 as reflected in its performance relative to the companies that comprise both the Nasdaq Market Index and the Company's Peer Issuer Index, Mr. LePore was awarded a bonus of $45,000. In addition, Mr. LePore was awarded options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $22.00 per share in order to provide him with a long-term incentive tied to the Company's performance. Mr. LePore's annual base salary for 1998 was also increased to $350,000.

  Deductibility of Executive Compensation. Beginning in 1994, the Internal Revenue Code of 1986, as amended (the "Code"), limited the federal income tax deductibility of compensation paid to the Company's Chief Executive Officer and to each of the other four most highly compensated executive officers. For this purpose, compensation can include, in addition to cash compensation, the difference between the exercise price of stock options and the value of the underlying stock on the date of exercise. The Company may deduct compensation with respect to any of these individuals only to the extent that during any fiscal year such compensation does not exceed $1 million or meets certain other conditions (such as stockholder approval). Considering the Company's current compensation plans and policy, the Company and the Committee believe that, for the near future, there is little risk that the Company will lose any significant tax deduction relating to executive compensation. If the deductibility of executive compensation becomes a significant issue, the Company's compensation plans and policy will be modified to maximize deductibility if the Company and the Committee determine that such action is in the best interests of the Company.

                                          Compensation Committee

                                          Jacqueline C. Morby
                                          John A. Staley, IV

SHAREHOLDER RETURN PERFORMANCE GRAPH

  Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Company's Common Stock with the total return of companies included within the Nasdaq Stock Market Index and a peer group of companies engaged in contract research and outsourcing for the pharmaceutical industry, including companies engaged in contract sales for the pharmaceutical industry (the "Peer Issuer Index") for the period commencing September 24, 1997 and ended December 1997. The members of the Peer Industry Index are Applied Analytical Industries, Clintrials Research, Inc., Covance, Inc., Parexel International Corp., Pharmaceutical Product Development, Inc., Quintiles Transnational Corp. and Snyder Communications, Inc. The calculation of total cumulative return assumes a $100 investment in the Company's Common Stock, the Nasdaq Stock Market Index and the Peer Industry Index on September 24, 1997, the first day of trading of the Company's Common Stock, and the reinvestment of all dividends.

        =============================================================
                                             9/24/97       12/31/97
        =============================================================
          Nasdaq Stock Market Index          $100.00       $ 93.10

          Peer Industry Index                $100.00       $100.30

          Boron, LePore & Associates, Inc.   $100.00       $121.50
        =============================================================

                                  PROPOSAL II
               AMENDMENT TO THE 1996 STOCK OPTION AND GRANT PLAN

PROPOSAL

  On April 25, 1998, the Board of Directors voted to increase the base number of shares reserved for issuance under the Plan by 1,000,000 shares and to increase the number of shares for which incentive stock options may be issued under the Plan by 1,000,000 shares. The base number of shares is the number of shares to which the Company adds five percent of the stock issued by the Company since December 31, 1997 to get the number of shares which may be issued under the Plan. The Board of Directors recommends increasing this number from 3,000,000 to 4,000,000. In connection with this increase, the number of shares of Common Stock for which incentive options may be granted under the Plan will be increased from 3,000,000 to 4,000,000 shares so that all shares currently reserved for issuance can be granted as incentive stock options. The Board has recommended these increases to accommodate the continued and significant expansion of the Company's staff.

  Summary of the Plan. The Plan was initially adopted by the Board of Directors in December 1996 and was subsequently approved by the Company's stockholders. The Plan permits (i) the grant of Incentive Options, (ii) the grant of Non-Qualified Options, (iii) the issuance or sale of Common Stock with or without vesting or other restrictions ("Restricted Stock") (iv) the issuance or sale of Common Stock without restrictions ("Unrestricted Stock" and, together with Restricted Stock, "Stock Grants"), (v) the grant of Common Stock upon the attainment of specified performance goals ("Performance Share Awards"), (vi) the grant of the right to receive cash dividends with the holders of the Common Stock as if the recipient held a specified number of shares of the Common Stock ("Dividend Equivalent Rights") and (vii) the grant of the right to receive the value of the excess of the fair market value of the Common Stock over the exercise price of the Common Stock ("Stock Appreciation Rights" or "SARs"). These grants may be made to officers and other employees, directors, advisors, consultants and other key persons of the Company and its subsidiaries. The Plan currently provides for the issuance of 3,000,000 shares of Common Stock plus an additional number of shares equal to five percent (5%) of the shares of stock issued by the Company in the previous six months (measured as of June 30 and December 31 of each year). Currently, no more than 3,000,000 shares can be granted as incentive stock options. Of the shares reserved for issuance, (i) 929,893 shares were subject to outstanding options with a weighted average exercise price of $15.89 per share at April 15, 1998 and (ii) 1,212,986 shares were sold pursuant to restricted and unrestricted stock awards for an aggregate cash purchase price of $574,733 as of December 31, 1997. The Company has repurchased 466,666 of these shares from a former executive officer of the Company. See "Certain Transactions." These repurchased shares are not available for future grant under the Plan. As of April 15, 1998, 854,739 shares were available for future grant under the Plan. On and after the date the Plan becomes subject to Section 162(m) of the Internal Revenue Code of 1986, as amended, options with respect to no more than 333,333 shares of Common Stock may be granted to any one individual in any calendar year.

  The Plan is administered by the Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee has full power to determine from among the persons eligible for grants under the Plan the individuals to whom grants will be made, the combination of grants to participants and the specific terms of each grant, including vesting. Incentive Options may be granted only to officers or other full-time employees of the Company or its subsidiaries, including members of the Board of Directors who are also full-time employees of the Company or its subsidiaries. The amount and recipients of any options is not determinable since such grants are subject to the discretion of the Compensation Committee.

  The option exercise price of options granted under the Plan is determined by the Compensation Committee but, in the case of Incentive Options, may not be less than 100% of the fair market value of the underlying shares on the date of grant. If any employee of the Company or any subsidiary owns (or is deemed to own) at the date of grant shares of stock representing in excess of 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary, the option exercise price for Incentive Options granted to such employee may not be less than 110% of the fair market value of the underlying shares on that date. Non-Qualified Options may be granted at prices less than the fair market value of the underlying shares on the date granted. Options typically are subject to vesting schedules, terminate 10 years from the date of grant and may be exercised for specified periods subsequent to the termination of the optionee's employment or other business relationship with the Company. At the discretion of the Compensation Committee, any option may include a "reload" feature pursuant to which an optionee exercising an option receives in addition to the number of shares of Common Stock due on the exercise of such an option an additional option with an exercise price equal to the fair market value of the Common Stock on the date such additional option is granted. Upon the exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the Compensation Committee or, in the sole discretion of the Compensation Committee, by delivery of shares of Common Stock already owned by the optionee. The exercise price may also be delivered to the Company by a broker pursuant to irrevocable instructions to the broker selling the underlying shares from the optionee, or by the delivery of a promissory note if the Board has authorized the loan of funds, provided that at least the par value of the shares is paid other than by promissory note.

  The Plan also permits Stock Grants, Performance Share Awards, grants of Dividend Equivalent Rights and grants of Stock Appreciation Rights. Stock Grants may be made to persons eligible under the Plan, subject to such conditions and restrictions as the Compensation Committee may determine. Prior to the vesting of shares, recipients of Stock Grants generally will have all the rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions set forth in the Plan or in any agreement. The Compensation Committee may also make Stock Grants to persons eligible under the Plan in recognition of past services or other valid consideration, or in lieu of cash compensation. In the case of Performance Share Awards, the issuance of shares of Common Stock will occur only after the conditions and restrictions set forth in the grant agreement are satisfied. In addition, the Compensation Committee may grant Dividend Equivalent Rights in conjunction with any other grant made pursuant to the Plan or as a free-standing grant. Dividend Equivalent Rights may be paid currently or deemed to be reinvested in additional shares of Common Stock, which may thereafter accrue further dividends. Stock Appreciation Rights can be granted in tandem with, or independently of, stock options. Stock Appreciation Rights are granted subject to terms and conditions set by the Committee.

  The Compensation Committee may, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the Plan may be exercised or vest. To the extent not exercised, all options granted under the Plan terminate upon the merger, liquidation or sale of substantially all of the assets of the Company unless assumed by a successor entity or otherwise determined by the Compensation Committee. All shares of restricted Common Stock issued under the Plan are generally treated as fully vested on any merger, liquidation or sale of substantially all of the assets of the Company.

  The Board may at any time, amend or discontinue the Plan, although stockholder approval is required for any material amendments and no such action may adversely affect any outstanding awards.

  Restricted and Unrestricted Stock Grants. Since adopting the Plan, the Company has sold an aggregate of 802,988 shares of restricted Common Stock to employees and directors of the Company under the Plan for an aggregate cash purchase price of $390,883, including an aggregate of 400,000 shares sold to Messrs. LePore & Boron for an aggregate cash purchase price of $171,000. The Company has sold an aggregate of 409,998 shares of unrestricted Common Stock to employees and consultants for an aggregate cash purchase price of $183,850.

These shares generally vest upon the achievement of specified performance objectives and/or at a specified date or dates, with unvested shares subject to repurchase at cost upon the termination of the purchaser's employment or other relationship with the Company. All shares of restricted Common Stock issued are generally treated as fully vested on any merger, liquidation or sale of substantially all of the assets of the Company.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal federal income tax consequences pertaining to options granted under the Plan. It does not describe all federal tax consequences under the Plan, nor does it describe state or local tax consequences.

  Incentive Options. Under the Code, an employee will not realize taxable income by reason of the grant or the exercise of an Incentive Option. If an employee exercises an Incentive Option and does not dispose of the shares until the later of (a) two years from the date the option was granted or (b) one year from the date the shares were transferred to the employee, the entire gain, if any, realized upon disposition of such shares will be taxable to the employee as capital gain, and the Company will not be entitled to any deduction. If an employee disposes of the shares within such one-year or two-year period in a manner so as to violate the holding period requirements (a "disqualifying disposition"), the employee generally will realize ordinary income in the year of disposition, and the Company will receive a corresponding deduction, in an amount equal to the excess of (1) the lesser of
(x) the amount, if any, realized on the disposition and (y) the fair market value of the shares on the date the option was exercised over (2) the option price. Any additional gain realized on the disposition of the shares acquired upon exercise of the option will be long-term, mid-term or short-term capital gain and any loss will be long-term, mid-term or short-term capital loss depending upon the holding period for such shares. The employee will be considered to have disposed of his shares if he sells, exchanges, makes a gift of or transfers legal title to the shares (except by pledge or by transfer on death). If the disposition of shares is by gift and violates the holding period requirements, the amount of the employee's ordinary income (and the Company's deduction) is equal to the fair market value of the shares on the date of exercise less the option price. If the disposition is by sale or exchange, the employee's tax basis will equal the amount paid for the shares plus any ordinary income realized as a result of the disqualifying distribution. The exercise of an Incentive Option may subject the employee to the alternative minimum tax.

  Special rules apply if an employee surrenders shares of Common Stock in payment of the exercise price of his Incentive Option.

  An Incentive Option that is exercised by an employee more than three months after an employee's employment terminates will be treated as a Non-Qualified Option for Federal income tax purposes. In the case of an employee who is disabled, the three-month period is extended to one year and in the case of an employee who dies, the three-month employment rule does not apply.

  Non-Qualified Options. There are no Federal income tax consequences to either the optionee, or the Company on the grant of a Non-Qualified Option. On the exercise of a Non-Qualified Option, the optionee (except as described below) has taxable ordinary income equal to the excess of the fair market value of the Common Stock received on the exercise date over the option price of the shares. The optionee's tax basis for the shares acquired upon exercise of a Non-Qualified Option is increased by the amount of such taxable income. The Company will be entitled to a Federal income tax deduction in an amount equal to such excess. Upon the sale of the shares acquired by exercise of a Non-Qualified Option, the optionee will realize long-term, mid-term or short-term capital gain or loss depending upon his or her holding period for such shares.

  Special rules apply if an optionee surrenders shares of Common Stock in payment of the exercise price of a Non-Qualified Option.

  Capital Gains Rates. For transactions occurring after July 28, 1997, the Taxpayer Relief Act of 1997 has created three different types of capital gains for individuals: short-term gains (on assets held for one year or less) which are taxed at ordinary income rates; mid-term capital gains (from the sale of assets held more than a year but not more than 18 months) which are taxed at a maximum rate of 28%; and long-term capital gains (from the sale of assets held more than 18 months) which are taxed at a maximum rate of 20%.

  Parachute Payments. The exercise of any portion of any option that is accelerated due to the occurrence of a change of control may cause a portion of the payments with respect to such accelerated options to be treated as "parachute payments" as defined in the Code. Any such parachute payments may be non-deductible to the Company, in whole or in part, and may subject the recipient to a non-deductible 20% Federal excise tax on all or portion of such payment (in addition to other taxes ordinarily payable).

  Limitation on Company's Deductions. As a result of Section 162(m) of the Code, the Company's Federal tax deduction for certain awards under the Plan may be limited to the extent that the Chief Executive Officer or other executive officer whose compensation is required to be reported in the summary compensation table receives compensation (other than performance-based compensation) in excess of $1 million a year.

MARKET VALUE

  On April 15, 1998, the closing price of a share of Common Stock on the Nasdaq National Market was $33.25. Based on such closing price, the maximum aggregate market value of the Common Stock underlying the options outstanding and eligible for issuance under the Plan was $30,918,943.

               THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS
                     A VOTE FOR THE AMENDMENT TO THE PLAN.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  Since December 1996, all executive officer compensation decisions have been made by the Compensation Committee. Prior to December 1996, executive officer compensation decisions were made by Mr. LePore. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding the compensation for senior management and key employees of the Company, including salaries and bonuses. The current members of the Compensation Committee are Ms. Morby and Mr. Staley, neither of whom is an officer of the Company.

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

SECURITY OWNERSHIP OF MANAGEMENT CERTAIN BENEFICIAL OWNERS

  The following table sets forth information as to the beneficial ownership of the Company's Common Stock as of April 15, 1998 of (i) persons or entities known to the Company to own, directly or indirectly, more than five percent of the Company's Common Stock; (ii) each Director and the Named Executive Officers of the Company and (iii) all Directors and Executive Officers of the Company as a group. All individuals listed in the table have sole voting and investment power over the shares reported as owned unless otherwise indicated, subject to community property laws where applicable.

                                                         SHARES BENEFICIALLY
                                                                OWNED
                                                         -----------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                       NUMBER     PERCENT
------------------------------------                     ------------ ----------
TA Associates Group(1)(2)...............................    4,060,066     37.3%
 c/o TA Associates, Inc.
 High Street Tower
 125 High Street, Suite 2500
 Boston, MA 02110-2720
AMVESCAP PLC(1)(3)......................................      688,800      6.3%
 11 Devonshire Square
 London, EC2M 4YR
Patrick G. LePore(4)....................................      993,333      9.1%
Gregory F. Boron(5).....................................      921,333      8.5%
Roger Boissonneault(6)..................................        6,666        *
Roger B. Kafker(7)......................................        5,728        *
Jacqueline C. Morby(8)..................................        6,304        *
Joseph E. Smith(9)......................................        6,666        *
John A. Staley, IV(10)..................................      193,332      1.8%
Timothy J. McIntyre(11).................................       80,833        *
Brian J. Smith(12)......................................            0      --
Martin J. Veilleux(13)..................................        3,333        *
Christopher J. Sweeney(14)..............................            0      --
All executive officers and directors as a group (10
 persons)...............................................    2,217,528     20.0%

--------
 *Less than 1%.
 (1) The information reported is based upon Schedule 13G's filed with the Securities and Exchange Commission and delivered to the Company reporting beneficial ownership as of December 31, 1997.
 (2) Includes (i) 2,488,318 shares of Common Stock owned by Advent VII L.P.,
     (ii) 1,527,617 shares of Common Stock owned by Advent Atlantic and Pacific III L.P., and (iii) 44,131 shares of Common Stock owned by TA Venture Investors Limited Partnership. Advent VII L.P., Advent Atlantic and Pacific III L.P., and TA Venture Investors Limited Partnership are part of an affiliated group of investment partnerships referred to, collectively, as the "TA Associates Group". The general partner of Advent VII L.P. is TA Associates VII L.P. The general partner of Advent Atlantic and Pacific III L.P. is TA Associates AAP III Partners L.P. The general partner of each of TA Associates VII L.P. and TA Associates AAP III Partners L.P. is TA Associates, Inc. In such capacity, TA Associates, Inc. exercises sole voting and investment power with respect to all of the shares held of record by the named investment partnerships, with the exception of those shares held by TA Venture Investors Limited Partnership; individually, no stockholder, director or officer of TA Associates, Inc. is deemed to have or share such voting or investment power. Principals and employees of TA Associates, Inc. (including Ms. Morby and Mr. Kafker, directors of the Company) comprise the general partners of TA Venture Investors Limited Partnership. In such capacity, Ms. Morby and Mr. Kafker may each be deemed to share voting and investment power with respect to the 44,131 shares held of record by TA Venture Investors Limited Partnership. Ms. Morby and Mr. Kafker each disclaim beneficial ownership of all shares, except as to 6,304 shares and 5,728 shares, respectively, held by TA Venture Investors Limited Partnership, as to which each holds a pecuniary interest. See Notes 7 and 8.
 (3) AMVESCAP PLC is a parent holding company for numerous subsidiaries who hold Common Stock.
 (4) Includes 80,000 shares of restricted Common Stock held by Mr. LePore, which shares vest on December 4, 2003 (subject to earlier vesting based on achievement by the Company of specified performance objectives or a sale of the Company) and which are subject to repurchase at a price of $.43 per share upon a voluntary termination of Mr. LePore's employment or a termination for cause prior to the relevant vesting date. Also includes 400,000 shares of Common Stock held by Park Street Investors, L.P., a limited partnership in which Mr. LePore holds a 40% limited partnership interest. The general partner of Park Street Investors, L.P. is Park Street Investors, Inc., a corporation in which Mr. LePore shares voting and investment power. Does not include 29,998 shares of Common Stock held by siblings of Mr. LePore, as to which shares Mr. LePore disclaims beneficial ownership. Does not include 100,000 options which become exercisable in four equal annual installments beginning on November 10, 1998.
 (5) Includes 80,000 shares of restricted Common Stock held by Mr. Boron, which shares vest on December 4, 2003 (subject to earlier vesting based on achievement by the Company of specified performance objectives or a sale of the Company) and which are subject to repurchase at a price of $.43 per share upon a voluntary termination of Mr. Boron's employment or a termination for cause prior to the relevant vesting date. Does not include 78,664 shares of Common Stock held by irrevocable trusts for the benefit of members of Mr. Boron's family of which Mr. Boron is not a trustee, as to which shares Mr. Boron disclaims beneficial ownership.
 (6) Includes 6,666 shares of restricted Common Stock held by Mr. Boissonneault, which shares vest in four equal annual installments beginning on April 10, 1998 subject to earlier vesting upon a sale of the Company, and which are subject to repurchase at a price of $3.00 per share upon termination of Mr. Boissonneault's service as a director prior to the relevant vesting date.
 (7) Includes 5,758 shares of Common Stock beneficially owned by Mr. Kafker through TA Venture Investors Limited Partnership, all of which shares are included in the 4,060,066 shares described in footnote (2) above. Does not include any shares beneficially owned by Advent VII L.P. or Advent Atlantic and Pacific III L.P., of which Mr. Kafker disclaims beneficial ownership.
 (8) Includes 6,304 shares of Common Stock beneficially owned by Ms. Morby through TA Venture Investors Limited Partnership, all of which shares are included in the 4,060,066 shares described in footnote (2) above. Does not include any shares beneficially owned by Advent VII L.P. or Advent Atlantic and Pacific III L.P., of which Ms. Morby disclaims beneficial ownership.
 (9) Includes 6,666 shares of restricted Common Stock held by Mr. Smith, which shares vest in four equal annual installments beginning on April 10, 1998, subject to earlier vesting upon a sale of the Company and which are subject to repurchase at a price of $3.00 per share upon termination of Mr. Smith's service as a director prior to the relevant vesting date.
(10) Includes 186,666 shares of Common Stock held in an individual retirement rollover account for Mr. Staley's benefit and 6,666 shares of restricted Common Stock held by Mr. Staley, which shares vest in four equal annual installments beginning on May 27, 1998 subject to earlier vesting upon a sale of the Company, and which are subject to repurchase at a price of $3.00 per share upon termination of Mr. Staley's service as a director prior to the relevant vesting date.
(11) Includes 66,667 shares of Common Stock issuable upon exercise of Options to purchase Common Stock exercisable within 60 days of April 15, 1998. Does not include 133,337 options which vest on June 30, 2004, subject to earlier vesting based upon achievement of specified performance objectives. Also does not include 50,000 options which vest in two equal annual installments beginning on November 10, 1998.
(12) Does not include 66,666 options which vest and become exercisable on September 29, 1998 or 133,333 options which vest in 5 equal annual installments beginning on August 18, 2000, subject to earlier vesting based on achievement of specific performance goals.
(13) Consists of 3,333 shares of Common Stock issuable upon exercise of options to purchase Common Stock exercisable within 60 days of April 15, 1998. Does not include 13,333 options which become exercisable in four equal annual installments beginning on June 9, 1998, or 46,666 options which become exercisable in four equal annual installments beginning on August 7, 1998.
(14) Mr. Sweeney, a former Executive Vice President of the Company, resigned in September 1997.

                             CERTAIN TRANSACTIONS

  In December 1996, the Company completed a series of transactions involving TA Associates, Inc., a private equity firm based in Boston, Massachusetts, and senior officers of the Company (the "Recapitalization Transaction"). In connection with the Recapitalization Transaction, investors principally including investment funds associated with TA Associates, Inc. and John A. Staley, IV, a director of the Company (collectively, the "TA Investors") invested approximately $12.5 million to acquire 7,000,000 shares of Convertible Participating Preferred Stock of the Company and the Company incurred $21.0 million of indebtedness under a senior secured credit facility from a bank. The Company used the proceeds from this recapitalization transaction principally to redeem Common Stock from, and to pay bonuses to, senior officers of the Company.

  In 1996, the Company entered into an Employment Agreement and a Non-Competition Agreement with Mr. Foti, the Company's former Chief Financial Officer, which agreement provides for base salary payments to Mr. Foti at the annual rate of $185,000 through December 4, 1999. Mr. Foti is now a consultant to the Company and is compensated therefor substantially in accordance with the financial terms of the Employment Agreement.

  In 1996, the Company entered into an Employment Agreement and a Non-Competition Agreement with Mr. Sweeney, a former Executive Vice President of the Company. In connection with Mr. Sweeney's resignation in September, 1997, the Company repurchased 466,666 shares of Common Stock held by Mr. Sweeney for $5,600,000. Mr. Sweeney is now a consultant to the Company and receives a salary of $150,000 per annum until September 15, 1998.

  Upon completion of the Company's initial public offering in September, 1997, the 7,000,000 shares of Convertible Participating Preferred Stock held by the TA Investors converted into 4,666,664 shares of Common Stock and 5,600,000 shares of Redeemable Preferred Stock. By its terms, the Redeemable Preferred Stock was immediately redeemed for $10,000,000 plus accumulated dividends of $831,000.

  Mr. James LePore and Mr. Robert LePore, brothers of Patrick G. LePore, the Company's Chief Executive Officer, are each partners of LePore, Zimmerer, LePore & Luizzi, the Company's general counsel. During fiscal 1997, the Company paid fees of approximately $75,000 to LePore, Zimmerer, LePore & Luizzi for legal services rendered. The Company believes that the fees paid for these services are at rates no less favorable to the Company than could have been obtained from unaffiliated third parties.

  Mr. Gerard LePore, brother of Patrick G. LePore, is employed as a Group Account Supervisor for the Company. During 1997, Mr. Gerard LePore's salary was approximately $95,000 and he was paid sales commissions of approximately $154,000.

  Pursuant to a Stockholders' Agreement, as amended (the "Stockholders' Agreement"), initially entered into in connection with the Recapitalization Transaction, to which the Company, the TA Investors, Patrick G. LePore, Gregory Boron, Christopher Sweeney and Michael W. Foti are parties, (i) each party received "piggy back" registration rights, (ii) the TA Investors received demand registration rights, (iii) each party received the right to demand one or more registrations on Form S-3 if the Company becomes eligible to use Form S-3 and if the anticipated net aggregate sale price of such registered shares exceeds $500,000, (iv) each party granted to and received from the other investors rights (the "Co-Sale Rights") to participate on a pro rata basis in certain resales of Common Stock and agreed to restrictions on transfers of shares, (v) each party was granted participation rights with respect to certain future issuances of securities by the Company, and (vi) each party agreed to elect and continue in office as Directors two individuals nominated by two-thirds interest of the employee stockholders who are parties to the Stockholders' Agreement. Mr. LePore and Mr. Boron have been elected as Directors of the Company pursuant to the Stockholders' Agreement. Also in connection with the Recapitalization Transaction, the Company agreed to indemnify the TA Investors and the controlling persons of the TA Investors (of whom Mr. Kafker and Ms. Morby are directors of the Company) against claims and liabilities including claims and liabilities arising under the securities laws. Effective upon the completion of the IPO, provisions of the Stockholders' Agreement relating to the participation rights, the Co-Sale Rights, restrictions on transfers of shares and the election of the Board of Directors terminated.

  The Company has a contract with Warner-Chilcott in connection with its teleservices and contract sales services businesses, and Mr. Roger Boissonneault, a director of the Company, is the President of Warner-Chilcott.

  The Company has a policy providing that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

            BENEFICIAL OWNERSHIP REPORTING COMPLIANCE SECTION 16(A)

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who own more than 10% of the Company's outstanding shares of Common Stock (collectively, "Section 16 Persons"), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC") and The Nasdaq Stock Market, Inc.
Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during 1997, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

                           EXPENSES OF SOLICITATION

  The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain Directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by telephone, telegram or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

          SUBMISSION OF STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

  Stockholder proposals intended to be presented at the Company's 1999 annual meeting of stockholders must be received by the Company on or before January 4, 1999 in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. The Company's By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 75 days or more than 120 days prior to the first anniversary of the date of the preceding year's annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not later than (i) the 15th day after the date of public disclosure of the date of such meeting or (ii) the 75th day prior to the scheduled date of such meeting. Any such proposal should be mailed to: Secretary, Boron, LePore & Associates, Inc., 17-17 Route 208 North, Fair Lawn, New Jersey 07410.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED WITHOUT CHARGE UPON WRITTEN REQUEST TO BORON, LEPORE & ASSOCIATES, INC., 17-17 ROUTE 208 NORTH, FAIR LAWN, NEW JERSEY 07410, ATTENTION: INVESTOR RELATIONS.

                                  APPENDIX A

                        BORON, LEPORE & ASSOCIATES, INC.
                              AMENDED AND RESTATED
                        1996 STOCK OPTION AND GRANT PLAN


SECTION 1.  GENERAL PURPOSE OF THE PLAN; DEFINITIONS
            ----------------------------------------

     The name of the plan is the Amended and Restated Boron, LePore & Associates, Inc. 1996 Stock Option and Grant Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees, directors, consultants, advisors and other key persons of Boron, LePore & Associates, Inc. (the "Company") and its Subsidiaries (as defined below) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

     The following terms shall be defined as set forth below:

     "Act" means the Securities Exchange Act of 1934, as amended.

     "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

     "Committee" has the meaning specified in Section 2.

     "Dividend Equivalent Right" means Awards granted pursuant to Section 10.

     "Effective Date" means the date on which the Plan is approved by stockholders as set forth in Section 16.

     "Fair Market Value" of the Stock on any given date means (i) if the Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported; or (ii) if the Stock is admitted to trading on a national securities exchange or the NASDAQ National Market System, then clause (i) shall not apply and the Fair Market Value on any date shall not be less than the closing price reported for the Stock on such exchange or system for such date or, if no sales were reported for such date, for the last date preceding such date for which a sale was reported; or (iii) if the Stock is not publicly traded on a securities exchange or traded in the over-the-counter market or, if traded or quoted, there are no transactions or quotations within the last ten trading days or trading has been halted for extraordinary reasons, the Fair Market Value on any given date shall be determined in good faith by the Committee with reference to the rules and principles of valuation set forth in Section 20.2031-2 of the Treasury Regulations; and (iv) notwithstanding the foregoing, the Fair Market Value of the Stock on the effective date of the Initial Public Offering shall be the offering price to the public of the Stock on such date.

     "Incentive Stock Option" means any Stock Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

     "Independent Director" means a member of the Board who is neither an employee or officer of the Company or any Subsidiary.

     "Initial Public Offering" means the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Stock to the public.

     "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

     "Option" or "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 5.

     "Performance Share Award" means any Award granted pursuant to Section 9.

     "Restricted Stock Award" means any Award granted pursuant to Section 7.

     "Stock" means the Common Stock, par value $.01 per share, of the Company, subject to adjustments pursuant to Section 3.

     "Stock Appreciation Rights" means any Award granted pursuant to Section 6.

     "Subsidiary" means any corporation or other entity (other than the Company) in any unbroken chain of corporations or other entities, beginning with the Company, if each of the corporations or entities (other than the last corporation or entity in the unbroken chain) owns stock or other interests possessing 50% or more of the economic interest or the total combined voting power of all classes of stock or other interests in one of the other corporations or entities in the chain.

     "Unrestricted Stock Award" means any Award granted pursuant to Section 8.

SECTION 2.  ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS
            ------------------------------------------------------------------
            AND DETERMINE AWARDS
            --------------------

     (a) Committee.  The Plan shall be administered by the Board of Directors of
         ---------
the Company, or at the discretion of the Board, by a committee of the Board consisting of not less than two Independent Directors. On and after the date the Company becomes subject to the Act, each member of the Committee shall be a "Non-Employee Director" within the meaning of Rule 16b-3(a)(3). On and after the date the Plan becomes subject to Section 162(m) of the Code, each member of the Committee shall be an "Outside Director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder. All references herein to the Committee shall be deemed to refer to the entity then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee of the Board, as applicable).

     (b) Powers of Committee.  The Committee shall have the power and authority
         -------------------
to grant Awards consistent with the terms of the Plan, including the power and authority:

         (i) to select the officers, employees, Independent Directors, consultants, advisers and key persons of the Company and its Subsidiaries to whom Awards may from time to time be granted;

         (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more participants;

         (iii) to determine the number of shares of Stock to be covered by any Award;

         (iv) to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

         (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award and/or to include provisions in Awards providing for such acceleration;

         (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like and to exercise repurchase rights or obligations;

         (vii) subject to the provisions of Section 5(a)(iii), to extend at any time the period in which Stock Options may be exercised;

         (viii) to determine at any time whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

         (ix) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

     All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

     (c) Delegation of Authority to Grant Awards.  The Committee, in its
         ---------------------------------------
discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee's authority and duties with respect to Awards, including the granting thereof, to individuals who are not subject to the reporting and other provisions of Section 16 of the Act or "covered employees" within the meaning of Section 162(m) of the Code. Any such delegation by the Committee shall include a limitation as to the amount of Awards that may be granted during the period of delegation and shall contain guidelines as to the determination of the exercise price of any Option or Stock Appreciation Right, the price of other Awards and the vesting criteria. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee's delegate or delegates that were consistent with the terms of the Plan.

SECTION 3.     STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
               ----------------------------------------------------

     (a) Stock Issuable.  The maximum number of shares of Stock reserved and
         --------------
available for issuance under the Plan shall be such aggregate number of shares of Stock as does not exceed the sum of (i) 4,500,000 shares; plus (ii) as of each June 30 and December 31 after December 31, 1997, an additional positive number equal to five percent (5%) of the shares of Stock issued by the Company during that six month period; provided, however, that the maximum number of shares of Stock for which Incentive Stock Options may be granted under the Plan shall not exceed 4,500,000 shares, and the maximum number of shares of stock which may be the subject of outright grants shall not exceed 1,125,000 shares. For purposes of the foregoing limitations, the shares of Stock underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitation, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that from and after the date the Plan is subject to Section 162(m) of the Code, Stock Options or Stock Appreciation Rights with respect to no more than 500,000 shares of stock may be granted to any one individual participant during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

     (b) Recapitalizations.  If, through or as a result of any merger,
         -----------------
consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company or any successor company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, the Committee shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, (ii) the number of Stock Options, Stock Appreciation Rights or other Awards that can be granted to any one individual participant, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iv) the price for each share subject to any then outstanding Stock Options, Stock Appreciation Rights or other Awards under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares) as to which such Stock Options and Stock Appreciation Rights remain exercisable and the repurchase price for shares subject to repurchase. The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

     (c) Mergers and Other Transactions.  In the case of (i) the dissolution or
         ------------------------------
liquidation of the Company, (ii) a merger, reorganization or consolidation in which the Company is acquired by another person or entity (other than a holding company formed by the Company), (iii) the sale of all or substantially all of the assets of the Company to an unrelated person or entity, or (iv) the sale of all of the Stock of the Company to an unrelated person or entity (in each case, a "Transaction"), all outstanding Options and Stock Appreciation Rights held by participants, to the extent not fully vested and exercisable, shall not become fully vested and exercisable, except as the Committee otherwise determines. Upon the effectiveness of the Transaction, the Plan and all Options, Stock Appreciation Rights, Dividend Equivalent Rights and Performance Share Awards ("Options/Contractual Awards") granted hereunder shall terminate, unless provision is made in connection with the Transaction for the assumption of Contractual Awards heretofore granted, or the substitution of such Contractual Awards of new

Contractual Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as provided in Section 3(b) above. In the event of such termination, each optionee shall be permitted to exercise for a period of at least 15 days prior to the date of such termination all outstanding Options and Stock Appreciation Rights held by such optionee which are then exercisable. The treatment of Restricted Stock Awards and Unrestricted Stock Awards in connection with any such transaction shall be as specified in the relevant agreement relating to such Award.

     (d) Substitute Awards.  The Committee may grant Awards under the Plan in
         -----------------
substitution for stock and stock based awards held by employees of another corporation who become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

SECTION 4.  ELIGIBILITY
            -----------

     Participants in the Plan will be such officers and other employees, Independent Directors, consultants, advisors and other key persons of the Company and its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries as are selected from time to time by the Committee, in its sole discretion.

SECTION 5.  STOCK OPTIONS
            -------------

     Any Stock Option granted under the Plan shall be pursuant to a stock option agreement which shall be in such form as the Committee may from time to time approve. Option agreements need not be identical.

     Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a "subsidiary corporation" within the meaning of Section 424(f) of the Code. Non-Qualified Stock Options may be granted to officers, employees, Independent Directors, advisors, consultants and other key persons of the Company and its Subsidiaries. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

     No Incentive Stock Option shall be granted under the Plan after August 17, 2007.

     (a) Terms of Stock Options.  Stock Options granted under the Plan shall be
         ----------------------
subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (i) Exercise Price.  The exercise price per share for the Stock
             --------------
     covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value in the case of Incentive Stock Options. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.

         (ii) Grant of Discount Options in Lieu of Cash Compensation.  Upon the
              ------------------------------------------------------
     request of a participant and with the consent of the Committee, such participant may elect each calendar year to receive a Non-Qualified Stock Option in lieu of any cash bonus or other compensation to which he may become entitled during the following calendar year, but only if such participant makes an irrevocable election to waive receipt of all or a portion of such cash compensation. Such election shall be made on or before the date set by the Committee which date shall be no later than 15 days (or such shorter period permitted by the Committee) preceding January 1 of the calendar year for which the cash compensation would otherwise be paid. A Non-Qualified Stock Option shall be granted to each participant who made such an irrevocable election on the date the waived cash compensation would otherwise be paid. The exercise price per share shall be determined by the Committee. The number of shares of Stock subject to the Stock Option shall be determined by dividing the amount of the waived cash compensation by the difference between the Fair Market Value of the Stock on the date the Stock Option is granted and the exercise price per share of the Stock Option. The Stock Option shall be granted for a whole number of shares so determined; the value of any fractional share shall be paid in cash.

         (iii) Option Term.  The term of each Stock Option shall be fixed by the
               -----------
     Committee, but no Incentive Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (iv) Exercisability; Rights of a Stockholder.  Stock Options shall
              ---------------------------------------
     become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date; provided, however, that Stock Options granted in lieu of cash compensation shall be exercisable in full as of the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (v)  Method of Exercise.  Stock Options may be exercised in whole or in
              ------------------
     part, by giving written notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods; provided, however, that the methods set forth in subsections (B) and (C) below shall become available only after the closing of the Initial Public Offering:

              (A) In cash, by certified or bank check or other instrument acceptable to the Committee;

              (B) In the form of shares of Stock that are not then subject to restrictions under any Company plan and that have been held by the optionee free of such restrictions for at least six months, if permitted by the Committee in its discretion. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

              (C) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

              (D) By the optionee delivering to the Company a promissory note if the Board has authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his Stock Option; provided that at least so much of the exercise price as represents the par value of the Stock shall be paid other than with a promissory note.

Payment instruments will be received subject to collection. The delivery of certificates representing the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or applicable provisions of laws.

         (vi) Termination.  Unless otherwise provided in the option agreement or
              -----------
     determined by the Committee, upon the optionee's termination of employment (or other business relationship) with the Company and its Subsidiaries, the optionee's rights in his Stock Options shall automatically terminate.

         (vii)  Annual Limit on Incentive Stock Options.  To the extent
                ---------------------------------------
     required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

     (b) Reload Options.  At the discretion of the Committee, Options granted
         --------------
under the Plan may include a "reload" feature pursuant to which an optionee exercising an option by the delivery of a number of shares of Stock in accordance with Section 5(a)(v)(B) hereof would automatically be granted an additional Option (with an exercise price equal to the Fair Market Value of the Stock on the date the additional Option is granted and with the same expiration date as the original Option being exercised, and with such other terms as the Committee may provide) to purchase that number of shares of Stock equal to the number delivered to exercise the original Option.

     (c) Non-transferability of Options.  No Stock Option shall be transferable
         ------------------------------
by the optionee otherwise than by will or by the laws of descent and distribution and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, the Committee may provide in an option agreement that the optionee may transfer, without consideration for the transfer, his Non-Qualified Stock Options to members of his immediate family, to trusts for the benefit of such family members, to partnerships in which such family members are the only partners; or to charitable organizations; provided, however, that the transferee agrees in writing to be bound by the terms and conditions of this Plan and the applicable Option Agreement.

SECTION 6.  STOCK APPRECIATION RIGHTS.
            -------------------------

     (a)  Nature of Stock Appreciation Rights.  A Stock Appreciation Right is an
          -----------------------------------
Award entitling the recipient to receive an amount in cash or shares of Stock or a combination thereof having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price per Stock Appreciation Right set by the Committee at the time of grant, which price shall determined by the Committee in its sole discretion (or over the option exercise price per share, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

     (b)  Grant and Exercise of Stock Appreciation Rights.  Stock Appreciation
          -----------------------------------------------
Rights may be granted by the Committee in tandem with, or independently of, any Stock Option granted pursuant to Section 5 of the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Stock Appreciation Right may be granted either at or after the time of the grant of such Option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Stock Appreciation Right may be granted only at the time of the grant of the Option.

     A Stock Appreciation Right or applicable portion thereof granted in tandem with a Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option.

     (c) Terms and Conditions of Stock Appreciation Rights.  Stock Appreciation
         -------------------------------------------------
Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

         (i) Stock Appreciation Rights granted in tandem with Options shall be exercisable at such time or times and to the extent that the related Stock Options shall be exercisable.

         (ii) Upon exercise of a Stock Appreciation Right, the applicable portion of any related Option shall be surrendered.


SECTION 7.  RESTRICTED STOCK AWARDS
            -----------------------

     (a)  Nature of Restricted Stock Awards.  A Restricted Stock Award is an
          ---------------------------------
Award entitling the recipient to acquire, at par value or such other purchase price determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant ("Restricted Stock"). Conditions may be based on continuing employment (or other business relationship) and/or achievement of pre-established performance goals and objectives.

     (b)  Rights as a Stockholder.  Upon execution of a written instrument
          -----------------------
setting forth the Restricted Stock Award and paying any applicable purchase price, a participant shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below.

     (c)  Restrictions.  Restricted Stock may not be sold, assigned,
          ------------
transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the written instrument evidencing the Restricted Stock Award. If a participant's employment (or other business relationship) with the Company and its Subsidiaries terminates under the conditions specified in the relevant instrument relating to the Award, or upon such other event or events as may be stated in the instrument evidencing the Award, the Company or its assigns shall have the right or shall agree, as may be specified in the relevant instrument, to repurchase some or all of the shares of Stock subject to the Award at such purchase price as is set forth in such instrument.

     (d)  Vesting of Restricted Stock.  The Committee at the time of grant shall
          ---------------------------
specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the instrument evidencing the Restricted Stock Award.

     (e)  Waiver, Deferral and Reinvestment of Dividends.  The written
          ----------------------------------------------
instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

SECTION 8.  UNRESTRICTED STOCK AWARDS
            -------------------------

     (a)  Grant or Sale of Unrestricted Stock.  The Committee may, in its sole
          -----------------------------------
discretion, grant (or sell at a purchase price determined by the Committee) an Unrestricted Stock Award to any participant, pursuant to which such participant may receive shares of Stock free of any vesting restrictions ("Unrestricted Stock") under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration, or in lieu of any cash compensation due to such individual.

     (b)  Elections to Receive Unrestricted Stock In Lieu of Compensation.  Upon
          ---------------------------------------------------------------
the request of a participant and with the consent of the Committee, each such participant may, pursuant to an advance written election delivered to the Company no later than the date specified by the Committee, receive a portion of the cash compensation otherwise due to such participant in the form of shares of Unrestricted Stock either currently or on a deferred basis.

     (c)  Restrictions on Transfers.  The right to receive shares of
          -------------------------
Unrestricted Stock on a deferred basis may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.  PERFORMANCE SHARE AWARDS
            ------------------------

     (a)  Nature of Performance Share Awards.  A Performance Share Award is an
          ----------------------------------
Award entitling the recipient to acquire shares of Stock upon the attainment of specified performance goals. The Committee may make Performance Share Awards independent of or in connection with the granting of any other Award under the Plan. The Committee in its sole discretion shall determine whether and to whom Performance Share Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Shares; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance unit plans of the Company in setting the standards for Performance Share Awards under the Plan.

     (b) Restrictions on Transfer.  Performance Share Awards and all rights with
         ------------------------
respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

     (c) Rights as a Shareholder.  A participant receiving a Performance Share
         -----------------------
Award shall have the rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Share Award (or in a performance plan adopted by the Committee).

     (d) Termination.  Except as may otherwise be provided by the Committee at
         -----------
any time, a participant's rights in all Performance Share Awards shall automatically terminate upon the participant's termination of employment (or business relationship) with the Company and its Subsidiaries for any reason.

     (e) Acceleration, Waiver, Etc.  At any time prior to the participant's
         -------------------------
termination of employment (or other business relationship) by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Share Award.

SECTION 10.  DIVIDEND EQUIVALENT RIGHTS
             --------------------------

     (a) Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award
         --------------------------
entitling the recipient to receive credits based on cash dividends that would be paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares were held by the recipient. A Dividend Equivalent Right may be granted as a component of another Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award. A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other award.

     (b) Interest Equivalents.  Any Award under this Plan that is settled in
         --------------------
whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

SECTION 11.  TAX WITHHOLDING
             ---------------

     (a) Payment by Participant.  Each participant shall, no later than the date
         ----------------------
as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

     (b) Payment in Stock.  Subject to approval by the Committee, a participant
         ----------------
may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company shares of Stock owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.


SECTION 12.  TRANSFER, LEAVE OF ABSENCE, ETC.
             --------------------------------

     For purposes of the Plan, the following events shall not be deemed a termination of employment:

     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

     (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

SECTION 13.  AMENDMENTS AND TERMINATION
             --------------------------

     The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan), but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. If and to the extent determined by the Committee to be required by the Act to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, Plan amendments shall be subject to approval by the Company stockholders who are eligible to vote at a meeting of stockholders.

SECTION 14.  STATUS OF PLAN
             --------------

     With respect to the portion of any Award which has not been exercised and any payments in cash, Stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 15.  GENERAL PROVISIONS
             ------------------

     (a) No Distribution; Compliance with Legal Requirements.  The Committee may
         ---------------------------------------------------
require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

     No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

     (b) Other Compensation Arrangements; No Employment Rights.  Nothing
         -----------------------------------------------------
contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

SECTION 16.  EFFECTIVE DATE OF PLAN
             ----------------------

     This Plan shall become effective upon approval by the holders of a majority of the shares of Stock of the Company present or represented and entitled to vote at a meeting of stockholders. Subject to such approval by the stockholders and to the requirement that no

Stock may be issued hereunder prior to such approval, Stock Options and other Awards may be granted hereunder on and after adoption of this Plan by the Board.

SECTION 17.   GOVERNING LAW
              -------------

     This Plan shall be governed by Delaware law except to the extent such law is preempted by federal law.



Adopted and Effective:  August 18, 1997

                       BORON, LePORE & ASSOCIATES, INC.

                             17-17 Route 208 North
                          Fair Lawn, New Jersey 07410

                 Annual Meeting of Shareholders--June 4, 1998
              Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Patrick G. LePore and Gregory F. Boron as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Shareholders of Boron, LePore & Associates, Inc., to be held at the Sheraton Crossroads, Mahwah, New Jersey on Thursday, June 4, 1998 at 8:30 a.m., and at any adjournment or adjournments thereof. The undersigned hereby directs the said proxies to vote in accordance with their judgement on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2.

 ----------------------------------------------------------------------------
   PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED
                              ENVELOPE.
 ----------------------------------------------------------------------------
 ----------------------------------------------------------------------------
 Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears,a majority must sign. If a corporation,this signature should be that of an authorized officer who should state his or her title.
 ----------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                  DO YOU HAVE ANY COMMENTS?

-------------------------------------      -----------------------------------
-------------------------------------      -----------------------------------
-------------------------------------      -----------------------------------

                       BORON, LePORE & ASSOCIATES, INC.

Dear Shareholder,

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts,and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted,then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, June 4, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Boron, LePore & Associates, Inc.


[ ]PLEASE MARK VOTES
[X]AS IN THIS EXAMPLE

--------------------------------
BORON, LePORE & ASSOCIATES, INC.
--------------------------------

Mark box at right if an address change or comment has been noted on   [_]
the reverse side of this card.

RECORD DATE SHARES:
                                            -----------------------
Please be sure to sign and date this Proxy [ Date                  ]
 ------------------------------------------------------------------
[                                                                  ]
 ------------------------------------------------------------------
Shareholder sign here                       Co-owner sign here

1. Election of Directors.
                               For All    With-       For All
                               Nominees   hold        Except
       Jacqueline C. Morby      [ ]        [ ]          [ ]
          John A.Staley,IV      [_]        [_]          [_]

NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

                                  For       Against     Abstain
2. Approval of the amendment to   [ ]         [ ]        [ ]
   the 1996 Stock Option and      [_]         [_]        [_]
   Grant Plan.

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

                                                                 DETACH CARD
-------------------------------------------------------------------------------